UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas J. Leonard as Chief Executive Officer

On January 6, 2023, Thomas J. Leonard, Chief Executive Officer and a member of the Board of Directors (the “Board”) of Agiliti, Inc. (the “Company”), notified the Chairman of the Board of his decision to retire and resign from his position as Chief Executive Officer of the Company effective as of March 10, 2023 (the “Resignation Date”). Subsequent to the Resignation Date, Mr. Leonard will remain employed by the Company in an advisory role though March 31, 2023 (the “Transition Date”). Mr. Leonard will continue to serve as a member of the Board indefinitely.

On January 6, 2023 (the “Effective Date”), Mr. Leonard and the Company entered into a Transition Agreement (the “Transition Agreement”), pursuant to which, from the Effective Date through the Transition Date, Mr. Leonard will (i) continue to receive his current annualized base salary as provided pursuant to his Employment Agreement, dated March 5, 2019, by and between Mr. Leonard and the Company (the “Employment Agreement”), (ii) be eligible to receive an annual bonus with respect to the 2022 fiscal year in an amount determined based on the criteria set forth in the Company’s annual bonus plan and payable in a lump sum at the same time as other executives of the Company (iii) continue to vest in his equity awards that are outstanding as of the Effective Date pursuant to the terms of the applicable award agreements and (iv) subject to his execution of a release of claims, be eligible to receive a pro-rata annual bonus at target performance for the portion of the 2023 fiscal year that has elapsed prior to the Resignation Date, payable in a lump sum on the Transition Date. Additionally, during the portion, if any, of the period between the Transition Date and December 31, 2023 in which Mr. Leonard is eligible to and elects to continue coverage for himself and his eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company shall, at its option, pay or reimburse Mr. Leonard on a monthly basis or the difference between the amount Mr. Leonard pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans.

On the Resignation Date, provided that Mr. Leonard executes the release of claims attached to the Transition Agreement, Mr. Leonard will receive the orderly transition benefits set forth in the Employment Agreement (the “Orderly Transition Benefits”). The Orderly Transition Benefits include (i) the vesting on the Resignation Date of any of his stock options that are scheduled to vest in the 24 months following the Resignation Date and (ii) deemed satisfaction of the time vesting component of all outstanding performance restricted stock units (“PRSUs”) held by Mr. Leonard with respect to a pro-rated portion of the PRSUs based on (A) the number of days Mr. Leonard would have provided services during the applicable performance period if he had continued to provide services to the Company through the second anniversary of the Resignation Date in comparison to (B) the total number of days in the applicable performance period. Those PRSU awards will remain subject to achievement of the applicable performance metrics.

In addition, as of the Transition Date, Mr. Leonard will also be entitled to receive the same cash and equity compensation provided to other non-employee directors of the Board for his service as a non-employee director.

The Transition Agreement also provides for customary restrictive covenants with a restricted period of two years, commencing on the date on which Mr. Leonard’s service as a non-employee director of the Board terminates, including a non-solicitation of employees, a non-compete and an indefinite non-disclosure provision.

Appointment of Thomas W. Boehning as Chief Executive Officer

On January 6, 2023, the Board appointed Thomas W. Boehning, who currently serves as the Company’s President, as Chief Executive Officer to succeed Mr. Leonard effective as of the Resignation Date. In addition, the Board approved, that effective as of the Resignation Date, the size of the Board will be increased without any further action and appointed Mr. Boehning as a Class III director effective as of such date.

In connection with his appointment as Chief Executive Officer, Mr. Boehning and the Company entered into an Amended and Restated Employment Agreement, effective as of January 10, 2023, (the “A&R Employment Agreement”), which will replace his current employment agreement with the Company as of such date.

Pursuant to the A&R Employment Agreement, Mr. Boehning is entitled to receive an annualized base salary of $978,500, subject to such increases, if any, as may be determined from time to time in the sole discretion of the Board. Additionally, Mr. Boehning will be eligible to earn an annual bonus of 100% of his base salary, based upon his achievement and the Company’s achievement of annual performance targets established by the Board at the beginning of each such calendar year. In addition, Mr. Boehning will be eligible to receive annual awards under the Agiliti, Inc. 2018 Omnibus Incentive Plan, or such other equity incentive plan of the Company as may be in effect from time to time, with such amounts and on such terms and conditions as the Board or a committee thereof shall determine, and subject to the terms and provisions of the incentive plan as in effect and the award agreements evidencing such awards.

In the event Mr. Boehning’s employment is terminated by the Company without Cause (as defined in the A&R Employment Agreement) or by Mr. Boehning for Good Reason (as defined in the A&R Employment Agreement) (in each case, other than due to death or disability), then Mr. Boehning will be entitled to: (i) (1) payment of his accrued and unpaid base salary, (2) payment for any accrued but unused vacation days, (3) payment of any earned but unpaid annual bonus with respect to the year prior to the year of termination and (4) reimbursement of out-of-pocket expenses accrued in connection with the performance of Mr. Boehning’s duties under his A&R Employment Agreement, in each case of (1) through (4), accrued through the date of termination and (5) all other accrued amounts or accrued benefits due to Mr. Boehning in accordance with the Company’s benefit plans, programs or policies (other than severance). (the “Accrued Benefits”); (ii) if the termination occurs prior to a Change in Control or more than two years after a Change in Control, an amount equal to the sum of (A) 12 months of Mr. Boehning’s base salary and (B) Mr. Boehning’s target bonus opportunity for the year of termination, payable in substantially equal installments over the 12-month period following the date of termination; (iii) if the termination occurs on or within two years after a Change in Control, an amount equal to the sum of (A) 24 months of Mr. Boehning’s base salary and (B) two times Mr. Boehning’s target bonus opportunity for the year of termination, payable in a lump sum; (iv) a lump-sum payment equal to a pro-rata portion of Mr. Boehning’s annual bonus for the year of termination (the “Pro-Rata Bonus”); (v) a lump sum payment equivalent to the amount the COBRA premium would be for his health coverage prior to the termination (for Mr. Boehning and his family to the extent applicable) multiplied by twelve; (vi) immediate vesting as of the date of termination of any options and restricted stock units that would have otherwise vested during the 12 months following such termination of employment or, if Mr. Boehning’s termination of employment occurs on or within one year after a Change in Control, immediate vesting as of the date of termination of all such awards and (vii) performance restricted stock units will vest based on actual performance through the date of termination and projected performance from such date of termination through the end of the applicable performance period, with the shares earned pursuant to such performance restricted stock units prorated based on the number of days Mr. Boehning would have been employed during the performance period if Mr. Boehning had remained employed through the first anniversary of the date of termination in comparison to the total number of days in the performance period or, if Mr. Boehning’s termination of employment occurs on or within one year after a Change in Control, such awards will vest based on the greater of (A) actual performance as of the Change in Control, as determined by the compensation committee in its sole discretion, and (B) target performance.

In the event Mr. Boehning’s employment is terminated by the Company with Cause or by Mr. Boehning without Good Reason (in each case, other than due to death or disability), then Mr. Boehning will be entitled to the Accrued Benefits. In the event Mr. Boehning’s employment is terminated by the Company due to Mr. Boehning’s death or disability, then Mr. Boehning will be entitled to: (i) an amount equal to the sum of 12 months of his base salary in effect immediately prior to his termination, (ii) the pro-rata bonus, and (iii) the Accrued Benefits.

Payment of the foregoing benefits in each case is conditioned upon Mr. Boehning’s compliance with his ongoing obligations to the Company and timely execution of required agreements as specified in the A&R Agreement. The A&R Employment Agreement provides for customary restrictive covenants with a restricted period of two years commencing on the date of Mr. Boehning’s termination of employment with the Company, including a non-solicitation of employees, a non-compete and an indefinite non-disclosure and non-disparagement provision.

Mr. Boehning’s biography was included in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders filed with the SEC on March 25, 2022 and is incorporated herein by reference.

The Company is not aware of any direct or indirect material interest in any transaction between Mr. Boehning and the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Boehning and any other person relating to Mr. Boehning’s appointment as Chief Executive Officer of the Company. Mr. Boehning does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company.

The foregoing is not a complete description of the parties’ rights and obligations under the Transition Agreement or the A&R Employment Agreement and is qualified in its entirety by reference to the full text and terms of the applicable agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release announcing the CEO succession described above. A copy of such press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition Agreement, dated as of January 6, 2023, by and between Agiliti, Inc. and Thomas J. Leonard
10.2	Amended and Restated Employment Agreement, effective January 10, 2023, by and between Agiliti, Inc. and Thomas W. Boehning
99.1	Press Release, dated January 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023

AGILITI, INC.

By:	/s/ James B. Pekarek
Name:	James B. Pekarek
Title:	Executive Vice President and Chief Financial Officer